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                                                                   Exhibit 23(b)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acorn Products, Inc. Second Amended and Restated 1997 Nonemployee Director Stock Option Plan of our report dated September 15, 1999, except for Notes 4 and 13, as to which the date is October 28, 1999, with respect to the consolidated financial statements and schedules of Acorn Products, Inc. included in its Annual Report (Form 10-K) for the year ended July 30, 1999, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP





Columbus, Ohio
August 15, 2000